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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 4, 1996
                                                         ---------------


                           GEOTEK COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)


         Delaware                   0-17581                     22-2358635
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(State or other juris-        (Commission File Number)       (IRS Employer
diction of incorporation)                                  Identification No.)


20 Craig Road, Montvale, New Jersey                              07645
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(Address of principle executive offices)                      (Zip Code)




Registrant's telephone number, including area code    201-930-9305
                                                   -----------------

                                       N/A
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         (Former name or former address, if changed since last report.)

                         Exhibit Index appears at Page 6
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Item 5.    Other Events

         On March 5, 1996, Geotek Communications, Inc. (the "Company"), pursuant to a purchase agreement dated March 4, 1996 (the "Purchase Agreement"), issued and sold to Smith Barney Inc. (the "Initial Purchaser") $67.5 million aggregate principal amount of its 12% Senior Subordinated Convertible Notes due 2001 (the "Notes"). Each Note is in the principal amount of $1,000, and beginning on March 5, 1997, will be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a conversion price equal to the lower of (i) $9.50 per share and (ii) the weighted average market price of a share of Common Stock for the ten Trading Day period immediately following the 90th day after the issuance date of the Notes, but shall in no event be less than $8.25 per share. The Initial Purchaser has the option (the "Over-allotment Option"), exercisable at any time and from time to time prior to April 3, 1996, to purchase up to an additional $7.5 million aggregate principal amount of Notes. A copy of the Purchase Agreement is attached hereto as Exhibit (c)(1). The net proceeds to the Company from the March 5, 1996 sale of Notes were approximately $65.2 million.

         The Notes were issued under an indenture (the "Indenture") meeting the requirements of the Trust Indenture Act of 1939, as amended. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Indenture. The maximum aggregate principal amount of Notes issuable under the Indenture is $67.5 million (plus the aggregate principal amount of any Notes issued pursuant to the Over-allotment Option). Cash interest on the Notes will accrue at the rate of 12% per annum and will be payable semiannually on each February 15 and August 15 commencing August 15, 1996. The Notes mature on February 15, 2001. In addition, the Company has the option to redeem the Notes, on or after February 15, 1999, in whole or in part, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, for the 12 month period beginning February 15, 1999, and at a redemption price equal to 105% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, on or after February 15, 2000. The Company also has the option, at any time on or after September 1, 1997, to require the conversion of all, but not less than all, of the then outstanding Notes into Common Stock at the conversion price then in effect if the Closing Price of the Common Stock for 20 of the 30 Trading Days and for the five Trading Days immediately preceding the expiration of the Mandatory Conversion Calculation Period equals or exceeds 160% of the conversion price then in effect. In the event of a Change of Control, each holder of a Note may require the Company to repurchase all of such holder's Notes at a price equal to 101% (or 100% in the case of certain Changes of Control specified in the Indenture) of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Notes are unsecured senior subordinated obligations of the Company that rank senior in right of payment to all subordinated indebtedness of the Company. The Notes will rank pari passu in

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right of payment to all existing and future senior subordinated indebtedness of the Company and subordinate in right of payment to all senior indebtedness of the Company. In addition, the Indenture contains certain covenants that, subject to certain exceptions, restrict the ability of the Company and its Subsidiaries to engage in mergers and acquisitions. A copy of the Indenture is attached hereto as Exhibit (c)(2).

          Pursuant to a registration rights agreement (the "Registration Rights Agreement"), the Company has agreed to file registration statements under the Securities Act of 1933, as amended (the "Securities Act") with respect to the resale of the Notes and the issuance, or to the extent the registration of such issuance is not permitted by applicable law the resale, of the Common Stock issuable upon conversion of the Notes. If the Company fails to register the Notes or the shares of Common Stock issuable upon the conversion thereof or otherwise comply with the procedures set forth in the Registration Rights Agreement within the time periods prescribed by the Registration Rights Agreement, the Company will be subject to substantial monetary penalties. A copy of the Registration Rights Agreement is attached hereto as Exhibit (c)(3).

         The summaries of the Purchase Agreement, the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the copy of the applicable document included as an exhibit to this filing.

         On March 4, 1996, the Company and S-C Rig Investments - III, L.P. ("S-C Rig"), a significant stockholder of the Company, reached an agreement in principle pursuant to which S-C Rig will make a $40.0 million unsecured credit facility available to the Company. It is anticipated that all borrowings under the credit facility will be required to be made within two years from the establishment of the credit facility, will accrue interest at a rate of 10% per annum and will mature four years from the date of the final borrowing thereunder. It also is anticipated that the Company will be obligated to pay S-C Rig a fee equal to 3% of each borrowing under the credit facility at the time of such borrowing. Borrowings under the credit facility will constitute senior indebtedness of the Company. In connection with the establishment of the credit facility, it is anticipated that the Company will issue to S-C Rig a five-year warrant to purchase 4.2 million shares of Common Stock (subject to adjustment in certain circumstances) at an exercise price of $9.50 per share (subject to adjustment in certain circumstances). The transactions contemplated by the credit facility are subject to a number of conditions, including the negotiation and execution of definitive agreements and the authorization at the Company's next annual meeting of sufficient additional shares of Common Stock to permit the exercise in full of the warrant. There can be no assurances that the Company will consummate the transactions contemplated by the agreement in principal on the terms described above, or at all.

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

       (c)  Exhibits

            (1)  Purchase Agreement, dated March 4, 1996

            (2)  Indenture, dated March 5, 1996

            (3)  Registration Rights Agreement, dated March 5, 1996

            (4)  Press Release of Geotek Communications, Inc., dated March 5,
                 1996












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    GEOTEK COMMUNICATIONS, INC.




Date: March 6, 1996                 By: /s/ Michael McCoy
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                                        Name: Michael McCoy
                                        Title:   Chief Financial Officer










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                                  EXHIBIT INDEX

Exhibit No.
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(c)(1)             Purchase Agreement, dated March 4, 1996

(c)(2)             Indenture, dated March 5, 1996

(c)(3)             Registration Rights Agreement, dated March 5, 1996

(c)(4)             Press Release of Geotek Communications, Inc., dated March 5,
                   1996















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